UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 27, 2017

PIER 1 IMPORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-07832	75-1729843
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Pier 1 Place, Fort Worth, Texas 76102
(Address of principal executive offices, including zip code)

817-252-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

Pier 1 Imports, Inc. (the “Company”) is filing this Current Report on Form 8-K/A to amend its Current Report on Form 8-K filed on December 14, 2016 (the “Original Filing”) that reported, among other things, the appointment by the Board of Directors of Terry E. London to the position of Interim President and Chief Executive Officer, effective on January 1, 2017. This Form 8-K/A amends and supplements the Original Filing to disclose the terms of Mr. London’s compensation, as required by Item 5.02 of Form 8-K.

In his role as Interim President and Chief Executive Officer, Mr. London will receive an annual base salary of $875,000, subject to required withholdings and payable in accordance with regular payroll procedures. While serving as Interim President and Chief Executive Officer, Mr. London will continue to receive an annual $125,000 retainer for serving as Chairman of the Board of Directors, but will not receive the regular $150,000 annual retainer payable for service as a non-employee director.

Mr. London continues to serve as Chairman of the Board of Directors. Effective December 31, 2016, Mr. London resigned his position as a member of the Compensation Committee of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIER 1 IMPORTS, INC.

Date:	January 30, 2017	By:	/s/ Michael A. Carter
Michael A. Carter, Executive Vice President
Compliance and General Counsel, Secretary